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                                                                   EXHIBIT 10.33


                              EMPLOYMENT AGREEMENT


      This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of March 14, 1996, by and between CombiChem, Inc., a California corporation ("Employer"), and Vicente Anido, Jr. ("Employee").

      NOW, THEREFORE, the parties agree as follows:

      1. Employment. Employer hereby engages Employee, and Employee hereby accepts such engagement, upon the terms and conditions set forth herein.

      2. Duties. During the term of this Agreement, Employee shall be employed as the Employer's President and Chief Executive Officer. Employee shall faithfully and diligently perform the duties customarily performed by persons in the position or positions for which Employee is engaged together with such other reasonable and appropriate duties as Employer shall designate from time to time. Employee shall devote Employee's full business time and effort to the rendition of such services and to the performance of such duties. As a full-time employee of Employer, Employee shall not be entitled to provide consulting services or other business or scientific services to any other party, without prior written consent of Employer's Board of Directors (the "Board"). Employee shall be elected to the Board prior to its next regularly scheduled meeting following the date of this Agreement.

      3.    Compensation.

            3.1 Base Salary. During the term of this Agreement, as compensation for the proper and satisfactory performance of all duties to be performed by Employee hereunder, Employer shall pay to Employee a salary at the annual rate of Two Hundred Sixty Thousand Dollars ($260,000.00), payable in accordance with Employee's standard payroll practices, less required deductions for state and federal withholding tax, Social Security and all other employee taxes and payroll deductions. Employee's base salary shall be reviewed annually by the Board and may be increased or decreased in the sole discretion of the Board.

            3.2 Performance Bonuses. At the beginning of each fiscal year of Employer, Employer and Employee shall reach mutually agreed upon financing and business objectives for Employer for its upcoming fiscal year which shall be set forth in writing and approved by the Board. At the end of each such fiscal year, the Board shall determine, in its reasonable discretion, the size and amount of Employee's performance bonus, if any, up to a maximum of twenty-five percent (25%) of Employee's base salary during the prior fiscal year (the "Annual Performance Bonus"). The Annual Performance Bonus shall be paid to Employee within sixty (60) days following


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Employer's fiscal year end. The first Annual Performance Bonus shall be (i) no greater than an amount equal to the amount of the maximum Annual Performance Bonus Employee is entitled to receive multiplied by the quotient of (x) the number of calendar days during Employer's 1996 fiscal year on which Employee is an employee of Employer divided by (y) three hundred sixty-five (365); (ii) based on Employer's 1996 fiscal year achievements; and (iii) paid to Employee by March 1, 1997.

      4.    Term of Employment.

            4.1 Period of Employment. The Employee's period of employment by Employer pursuant to this Agreement shall commence on March 25, 1996 ("Commencement Date") and end upon the date the employment relationship is terminated pursuant to Sections 4.2 or 4.3 hereunder (the "Period of Employment").

            4.2 Termination at Will. Although Employer and Employee anticipate a long and mutually rewarding employment relationship, either party may terminate this Agreement, without cause, upon fourteen (14) days prior written notice delivered to the other party. It is expressly understood and agreed that the employment relationship is "at will," without any agreement for employment for any specified term, and without any agreement for employment for so long as Employee performs satisfactorily.

            4.3 Termination for Cause. Employer may immediately terminate this employment relationship "for cause" upon written notice to Employee. For purposes of this Agreement, "for cause" shall be limited to the following; (i) Employee's willful misconduct concerning any material responsibility reasonably assigned to Employee; (ii) without obtaining the prior consent of the Board, Employee's active and intentional performance of services for any other corporation or person which competes with Employer or its subsidiaries while Employee is employed by Employer or its subsidiaries; (iii) the Board reasonably determines that Employee has stolen or embezzled either funds or property of Employer; (iv) Employee's conviction by a court of competent jurisdiction of a felony (other than a traffic or moving violation) involving moral turpitude or dishonesty; (v) Employee's intentional or grossly negligent conduct or violation of law which results in either an improper personal benefit to Employee or a material injury to Employer; or (vi) the death or total disability of Employee.

            4.4   Obligations Upon Termination.

                  4.4.1 Survival of Obligations. The parties' obligations under Sections 4.4.2, 6, 7, 9.7 and 9.8, shall survive the termination of this Agreement.

                  4.4.2 Return of Materials at Termination. Upon termination of the Period of Employment, Employee will promptly deliver to Employer


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all materials, property, documents, data and other information belonging to
Employer or containing Employer's Trade Secrets or other Protected Information (each as defined below). Employee shall not take any materials, property, documents or other information, or any reproduction or excerpt thereof, belonging to Employer or containing any Trade Secrets or other Protected Information of Employer.

                  4.4.3 Resignation. Upon termination of the Period of Employment, Employee shall be deemed to have resigned from any and all offices then held with Employer.

            4.5 Compensation to Employee on Termination by Employer. In the event that Employer terminates Employee pursuant to Section 4.2, Employee shall be entitled to receive an aggregate severance benefit of twelve (12) months of Employee's then current base salary (as determined pursuant to Section 3.1) and benefits (as determined pursuant to Section 5) which shall be paid by Employer to Employee in twelve (12) equal monthly installments until fully paid or until Employee has secured full-time employment; provided, if Employee secures full-time employment in which he is paid less per month than the monthly severance installments payable hereunder or if Employee secures consulting assignments, Employee shall be entitled to reduced severance benefits from Employer equal to the difference between the monthly severance payments and the monthly compensation obtained by Employee pursuant to such full-time employment or consulting assignments. In the event that Employee elects to receive and does receive any of the benefits set forth in this Section 4.5, Employee agrees that such payments shall constitute Employee's sole and exclusive rights and entitlements in connection with Employee's employment by Employer, the termination of such employment and any and all matters related to or arising in connection with such employment, and agrees that his acceptance of any such payments shall release Employer and any and all affiliated persons and entities (including all directors, officers, employees and agents) from any claims that Employee may otherwise have or assert in connection with such matters. If Employee desires to pursue or enforce any rights, entitlements or remedies that would otherwise be waived and released, then Employee shall refuse any payments provided for pursuant to this Section 4.5. If Employee accepts any such severance payment or payments, he shall be deemed to have agreed to the foregoing exclusivity of rights and waiver of claims.

      5.    Benefits.

            5.1 Health Insurance, Vacation and Sick Leave. Employee shall be entitled to Employer's standard benefits package for its executive employees including, but not limited to, family health care insurance, officer and director liability insurance (when obtained for Employer's other officers and/or directors), vacation and sick leave (the "Fringe Benefits"). Employer agrees to pay Employee's monthly COBRA continuation policy premiums until Employer's own health care program is instituted for


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Employer's employees. Employer reserves the right to change such benefits from time to time in its sole discretion.

            5.2 Life Insurance. In addition to Employee's standard Employer provided life insurance policy, provided that Employee is insurable at commercially reasonable rates, Employer shall obtain and maintain, during the term of this Agreement and any extension thereof, a term life insurance policy on the Employee's life in an amount no less than One Million Dollars ($1,000,000) (the "Life Insurance Policy"). Employer shall pay the premiums and Employee shall designate the beneficiary of the Life Insurance Policy.

            5.3 Accumulation. Employee shall not earn and accumulate unused vacation and sick leave, or other Fringe Benefits, in excess of an unused amount equal to the amount earned for one (1) year. Furthermore, Employee shall not be entitled to receive payments in lieu of said Fringe Benefits, other than for unused vacation earned and accumulated at the time the employment relationship terminates. All unused sick leave and other Fringe Benefits earned during the preceding twelve (12) month period ending on each anniversary of the date of this Agreement shall be forfeited if not used within ninety (90) days following such anniversary date. Notwithstanding the foregoing, if Employer adopts a more favorable accumulation policy for its executives, Employee shall be entitled to the benefits of such more favorable accumulation policy.

            5.4 Disability Benefits. Employer shall use its commercially reasonable efforts to help Employee secure long-term disability insurance. Employee shall pay the premiums associated with any such insurance.

      6.    Inventions, Trade Secrets and Confidentiality.

            6.1   Definitions.

                  6.1.1 Invention Defined. As used herein "Inventor" means inventions, discoveries, concepts, and ideas, whether patentable or copyrightable or not, including but not limited to processes, methods, formulas, techniques, devices, designs, programs (including computer programs), computer graphics, apparatus, products, as well as improvements thereof or know-how related thereto, relating to any present or anticipated business or activities of Employer.

                  6.1.2 Trade Secret Defined. As used herein "Trade Secret" means, without limitation, any document or information relating to Employer's products, processes or services, including documents and information relating to Inventions, and to the research, development, engineering or manufacture of Inventions, and to Employer's purchasing, customer or supplier lists and pricing policies, which documents or


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information have been disclosed to Employee or known to Employee as a consequence of or through Employee's employment by Employer (including documents, information or Inventions conceived, originated, discovered or developed by Employee), which is not generally known in the relevant trade or industry.

                  6.1.3 Protected Information Defined. As used herein "Protected Information" means, without limitation, all trade secrets, confidential or proprietary information, and all other knowledge, data, know-how, processes, information, documents or materials, owned, developed or possessed by Employer, whether in tangible or intangible form, the confidentiality of which Employer takes reasonable measures to protect, and which pertains in any manner to subjects which include, but are not limited to, Employer's research operations, customers (including identities of customers and prospective customers, identifies of individual contacts at business entities which are customers or prospective customers, preferences, businesses or habits), business relationships, engineering data or results, specifications, concepts, methods, processes, rates or schedules, customer or vendor information, products (including prices, costs, sales or content), financial information or measures, business methods, future business plans, data bases, computer programs, designs, models, operating procedures, and knowledge of the organization.

            6.2   Inventions.

                  6.2.1 Disclosure. Employee shall disclose promptly to Employer each Invention, whether or not reduced to practice, which is conceived or learned by Employee (either alone or jointly with others) during the Period of Employment. Employee shall disclose in confidence to Employer all patent applications filed by or on behalf of Employee during the Period of Employment and for a period of one (1) year thereafter. Any disclosure of any Invention, or any patent application, made within one (1) year after termination of employment shall be presumed to relate to an Invention made during Employee's Period of Employment, unless Employee clearly proves otherwise.

                  6.2.2 Employer Property; Assignment. Except as otherwise provided in Section 6.2.3, Employee acknowledges and agrees that all Inventions which are discovered, conceived, developed, made, produced or prepared by Employee (alone or in conjunction with others) during the Period of Employment shall be the sole property of Employer. Said property rights of Employer include without limitation all domestic and foreign patent rights, rights of registration or other protection under the patent and copyright laws, and all other rights pertaining to the Inventions. Employee further agrees that all services, products and Inventions that directly or indirectly result from engagement with Employer shall be deemed "works for hire" as that term is defined in Title 17 of the United States Code and accordingly all rights associated therewith shall vest in Employer. Notwithstanding the foregoing, Employee hereby assigns to Employer


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all of Employee's right, title and interest in any such services, products and
Inventions, in the event any such services, products and Inventions shall be determined not to constitute "works for hire."

                  6.2.3 Exclusion Notice. The assignment by Employee of Inventions under this Agreement does not apply to any Inventions which are owned or controlled by Employee prior to the commencement of employment of Employee by Employer (all of which are set forth on Exhibit "A" hereto). Additionally, Employee is not required to assign an idea or invention where the idea or invention meets all of the following criteria, namely the invention or idea: (i) was created or conceived without the use of any of Employer's equipment, supplies, facilities, or trade secret information, and (ii) was developed entirely on Employee's own time, and (iii) does not relate to the business of Employer, and (iv) does not relate to Employer's actual or demonstrably anticipated research or development, and (v) does not result from any work performed by Employee for Employer. Employee has reviewed the notification in this Section 6.2.3 and in Exhibit B ("Limited Exclusion Notification") and agrees that Employee's signature on the Limited Exclusion Notification acknowledges receipt of the notification.

                  6.2.4 Patents and Copyrights; Attorney-in-Fact. Both before and after termination of this Agreement (and with reasonable compensation paid by Employer to Employee after termination), Employee agrees to assist Employer to apply for, obtain and enforce patents on, and to apply for, obtain and enforce copyright protection and registration of, the Inventions described in
Section 6.2.2 in any and all countries. To that end, Employee shall (at Employer's request) without limitation, testify in any proceeding and execute any documents and assignments determined to be necessary or convenient for use in applying for, obtaining, registering and enforcing patent or copyright protection involving any of the Inventions. Employee hereby irrevocably appoints Employer, and its duly authorized officers and agents, as Employee's agent, and attorney-in-fact to act for and in behalf of Employee in filing all patent applications, applications for copyright protection and registration, amendments, renewals, and all other appropriate documents in any way related to the Inventions described in Section 6.2.2.

            6.3   Trade Secrets.

                  6.3.1 Acknowledgement of Proprietary Interest. Employee recognizes the proprietary interest of Employer in any Trade Secrets of Employer. Employee acknowledges and agrees that any and all Trade Secrets of Employer, whether developed by Employee alone or in conjunction with others or otherwise, shall be and are the property of Employer.

                  6.3.2 Covenant not to Divulge Trade Secrets. Employee acknowledges and agrees that Employer is entitled to prevent the disclosure of


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Employer's Trade Secrets or Protected Information. As a portion of the consideration for the employment of Employee and for the compensation being paid to Employee by Employer, Employee agrees at all times during the Period of Employment and thereafter to hold in strictest confidence, and not to use, disclose or allow to be disclosed to any person, firm, or corporation, without Employer's express prior written consent, Employer's Trade Secrets or Protected Information, including Trade Secrets developed by Employee, other than disclosures to persons who have entered into confidentiality agreements with Employer.

                  6.3.3 Confidential Information of Others. Employee represents and warrants that if Employee has any confidential information belonging to others, Employee will not use or disclose to Employer any such information or documents. Employee represents that his employment with Employer will not require him to violate any obligation to or confidence with any other party.

            6.4 No Adverse Use. Employee will not at any time during Period of Employment or thereafter use Employer's Trade Secrets, Protected Information or Inventions in any manner which may directly or indirectly have an adverse effect upon Employer's business, nor will Employee perform any acts which would tend to reduce Employer's proprietary value in Employer's Trade Secrets, Protected Information or Inventions.

            6.5 Remedies Upon Breach. In the event of any breach by Employee of this Section 6, Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enjoin Employee from violating any of the terms of this Section 6, to enforce the specific performance by Employee of any of the terms of this
Section 6, and to obtain damages, or any of them, but nothing herein contained shall be construed to prevent such remedy or combination of remedies as Employer may elect to invoke. The failure of Employer to promptly institute legal action upon any breach of this Section 6 shall not constitute a waiver of that breach or any other breach hereof.

      7. Non-Compete and Non-Solicitation Covenants. In further consideration of the compensation to be paid to Employee hereunder, Employee agrees that, during Employee's employment, Employee will not directly or indirectly compete with Employer in any way, and that Employee will not act as an officer, director, employee, consultant, lender, agent or owner of any interest in any other entity which is engaged in any business which is of the same nature as, which is in competition with, or which is involved in science or technology which is similar to the businesses in which Employer or its subsidiaries (i) are now engaged, (ii) become engaged in during the term of Employee's employment or
(iii) plan to become engaged in prior to the date of Employee's termination. During Employee's employment and for a period of one (1) year thereafter, Employee shall not directly or indirectly through another entity (x)


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induce or attempt to induce any employee of Employer or any subsidiary of
Employer to leave the employ of Employer or such subsidiary, or in any way interfere with the relationship between the Employer or any subsidiary and the employee thereof; (y) hire any person who is an employee of Employer or any subsidiary at any time, provided, however, that Employee may hire those employees who were directly and actively recruited by Employee, on Employer's behalf, to become employees of Employer; or (z) induce or attempt to induce any customer, supplier, licensee, licensor or other party which as a contractual relationship with Employer or its subsidiaries or affiliates to cease doing business with Employer or any such subsidiary (including, without limitation, making any negative statements or communications about Employer or its affiliates).

      8.    Additional Rights.

            8.1 Option to Purchase Common Stock. At the first meeting of the Board to occur after the execution of this Agreement, Employer shall grant to Employee an option to purchase up to One Million Six Hundred Eighty Thousand (1,680,000) restricted shares of Employer's Common Stock at seven and one-half cents ($0.075) per share (the "Common Shares"). Such number of shares of Common Stock shall constitute six percent (6%) of the fully-diluted shares of capital stock of Employer taking into account the proposed issuance and sale of additional shares of Series C Preferred Stock scheduled to occur no later than June 1996 (the "Second Closing"). The Common Shares shall be vested under the option as follows: (i) ten percent (10%) shall vest as of the Commencement Date;
(ii) an additional fifteen percent (15%) shall vest as of the first anniversary of the Commencement Date provided Employee is employed by Employer on such anniversary; and (iii) one-thirty-sixth (1/36) of the remaining unvested Common Shares shall thereafter vest in a series of successive monthly installments at the end of each month for so long as Employee is employed by Employer. On the fourth (4th) anniversary of the Commencement Date, the Common Shares shall all be vested. The option agreement (the "Option Agreement") shall also provide that in the event of (A) any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) in which more than fifty percent (50%) of Employer's outstanding voting stock is transferred to a person or persons different from those who held the stock immediately prior to such transaction, or (B) the sale, transfer or other disposition of all or substantially all of Employer's assets ("Change in Control"), Employee shall be entitled to exercise the option for that number of Common Shares equal to the sum of (y) that number of Common Shares which are vested as of the date of the Change in Control and (z) that number of Common Shares equal to forty percent (40%) of the unvested Common Shares as of the date of the Change of Control.

            8.2 Right of First Offer to Maintain Pro-Rata Interest. Employee shall have the assignable right, during the term of this Agreement, to purchase a pro rata share of New Securities (as defined below) which Employer may, from time to time, propose to sell and issue on the same terms and conditions which such New


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Securities are offered. Employee's pro rata share, for purposes of this right, is the ratio of the number of shares of Common Stock owned by Employee immediately prior to the issuance of New Securities, assuming conversion and/or exercise of any convertible or exercisable securities into shares of Employer's Common Stock, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming conversion and/or exercise of all outstanding rights, options and warrants to acquire Common Stock of Employer. "New Securities" shall mean any capital stock (including Common Stock and/or Preferred Stock) of Employer whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock issued or sold in a financing of Employer, the principal purpose of which is raise equity capital for Employer; provided that the term "New Securities" does not include (i) any borrowings, direct or indirect, from financial institutions or other persons by Employer, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of Employer; (ii) securities issued to employees, consultants, officers or directors of Employer pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (iii) securities issued pursuant to transactions involving technology licensing, research or development activities or the distribution or manufacture of Employer's products, provided that each of the foregoing transactions is primarily for non-equity financing purposes and the aggregate value of securities issued in each such transaction is less than $5.0 million; (iv) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person; (v) securities issued in a firm commitment underwritten public offering pursuant to a registration under the Securities Act; and (vi) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (v) above.

            8.3 Purchase Following Next Preferred Stock Financing. Employee (or Employee's designee) shall have the right, but not the obligation, to purchase that number of fully paid (subject to the financing arrangements discussed below) and nonassessable shares of Employer's Common Stock ("Common Shares") as is equal to: (a) Ninety-Six Thousand Dollars ($96,000.00) divided by
(b) the per share price at which the next preferred equity security of Employer sold after the Second Closing (the "New Preferred") is sold to third party investors; provided, however, that in the event the Company has not closed the issuance and sale of any shares of the New Preferred prior to September 15, 1996, (b) shall be deemed to be $1.50 and the number of Common Shares to be issued hereunder shall be 64,000. Notwithstanding the foregoing, if the issuance and sale of the New Preferred occurs in connection with a transaction described in (i) or (ii) below, and Employer and the third party entering into such transaction mutually so determine, such issuance and sale of a preferred equity


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security shall not be deemed an issuance and sale of New Preferred: (i) any arrangement between Employer and any third party for any research or development involving Employer (including, without limitation, any arrangement that includes provision for research support, product development and/or testing support) or
(ii) any rights to commercialize any products resulting from the research or development programs of Employer (including, without limitation, rights to develop, make, use and/or sell any such products). Employee shall have no right to negotiate any of the terms or conditions upon which the New Preferred will be issued (other than on behalf of Employer), which negotiation shall be conducted solely among Employer and the other purchasers of the New Preferred. The issuance of the Common Shares by Employer pursuant to this Section 8.3 shall be effected as follows, in Employee's discretion: (i) issuance of the Common Shares with the aggregate purchase price paid through a forgivable loan by Employer to Employee in the amount of the aggregate purchase price of the Common Shares calculated using the then-current fair market value for Employer's Common Stock (provided the Common Shares issued pursuant to such a loan shall not be fully-paid unless and until such loan is forgiven in whole), (ii) through the one-time bonus of the Common Shares to Employee or (iii) through the one-time bonus of the aggregate amount of the purchase price necessary to purchase the Common Shares calculated using the then-current fair market value for Employer's Common Stock.

      9.    General Provisions.

            9.1 Amendments. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by both parties hereto. There shall be no implied-in-fact contracts modifying the terms of this Agreement.

            9.2 Entire Agreement. This Agreement, and the exhibits attached hereto, constitutes the entire agreement between the parties with respect to the employment of Employee. This Agreement supersedes all prior agreements, understandings, negotiations and representation with respect to the employment relationship between Employer and Employee.

            9.3 Successors and Assigns. The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. Employee shall not be entitled to assign any of Employee's rights or obligations under this Agreement.

            9.4 Waiver. Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.


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            9.5   Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

            9.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same Agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

            9.7 Choice of Law. This Agreement shall be governed and construed in accordance with the internal laws of California without regard to its conflicts of laws principles.

            9.8 Jurisdiction and Venue. In the event that any legal proceedings are commenced in any court with respect to any matter arising under this Agreement, Employer and Employee specifically consent and agree that the courts of the State of California and/or the United States Federal Courts located in the State of California shall have exclusive jurisdiction over each of the Parties and such proceedings.

            9.9 Drafting Party. The provisions of this Agreement, and the documents and instruments referred to herein, have been examined, negotiated, drafted and revised by counsel for each party hereto and no implication shall be drawn nor made against any party hereto by virtue of the drafting of this Agreement.

      10. Employee's Representations. Employee represents and warrants that Employee (i) is free to enter into this Agreement and to perform each of the terms and covenants contained herein, (ii) is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and (iii) will not be in violation or breach of any other agreement by reason of Employee's execution and performance of this Agreement.

      11. REPRESENTATION. BY EXECUTING THIS AGREEMENT, EMPLOYEE ACKNOWLEDGES AND AGREES THAT BROBECK, PHLEGER & HARRISON LLP REPRESENTS EMPLOYER SOLELY AND THAT EMPLOYEE HAS HAD AN OPPORTUNITY TO CONSULT WITH HIS OWN ATTORNEY AND TAX ADVISOR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN. NEITHER EMPLOYER NOR ITS COUNSEL EXPRESSES ANY OPINION AS TO THE ENFORCEABILITY OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.


                [Remainder of This Page Intentionally Left Blank]


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                       EMPLOYER:

                                       COMBICHEM, INC., a California corporation



                                       By: /s/ Pierre R. Lamond
                                           -------------------------------------
                                           Pierre R. Lamond
                                           Chairman of the Board


                                       EMPLOYEE:

                                       VICENTE ANIDO, JR.


                                       /s/ Vicente Anido
                                       -----------------------------------------
                                       (Signature)

                             Address:  1621 Bayside Dr.
                                       -----------------------------------------
                                       Corona del Mar, CA 92625
                                       -----------------------------------------


                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]


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                                    EXHIBIT A

                            LIST OF PRIOR INVENTIONS
                                 (Section 6.2.3)


      None, other than the following: __________________________________________
________________________________________________________________________________
___________________________________________________________________________.


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                                    EXHIBIT B

                         LIMITED EXCLUSION NOTIFICATION


      THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Employer does not require you to assign or offer to assign to Employer any invention that you developed entirely on your own time without using Employer's equipment, supplies, facilities or trade secret information except for those inventions that either:

      (1) Relate at the time of conception or reduction to practice of the invention to Employer's business, or Employer's actual or demonstrably anticipated research or development; or

      (2)   Result from any work performed by you for Employer.

      To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

      This limited exclusion does not apply to any patent or invention covered by a contract between Employer and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

      I ACKNOWLEDGE RECEIPT of a copy of this notification.


                                       By:/s/ Vicente Anido
                                          --------------------------------------
                                              Vicente Anido, Jr.


                                              Dated:3-14-96

Witnessed by:

/s/ Pierre Chambon
------------------------------------

P. Chambon
------------------------------------
(Printed Name of Witness)


Dated: 3-14-96
       -----------------------------


                                       B-1